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                                                                    EXHIBIT 23.7

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated February 10, 1998 to the Board of Directors of Illinois Central Corporation (the "Company") attached as Annex C to the Company's Joint Proxy Statement/Prospectus on Form F-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary -- Fairness Opinion of Financial Advisors", "The Merger -- Background of the Merger", "The Merger -- IC's Reasons for Recommendation" and "The Merger -- Opinions of Beacon and Lehman Brothers". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                            LEHMAN BROTHERS INC.

                                            By: /s/ LEHMAN BROTHERS INC.

New York, New York
May 1, 1998

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